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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                          DATE OF REPORT: JULY 10, 1996

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                               INSILCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    Delaware                       0-22098                     06-0635844
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(STATE OR OTHER              (COMMISSION FILE NO.)            (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

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                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)


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ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 10, 1996, Insilco Corporation (the "Company") announced that it acquired the automotive aluminum tube business of Helmut Lingemann GmbH & Co. ("Lingemann") of Dortmund, Germany. The Company acquired the stock of Lingemann's German subsidiary, ARUP Alu-Rohr und Profil GmbH ("ARUP"), and technology rights from Lingemann pursuant to the terms of a Share Purchase Agreement, dated June 28, 1996. The Company also acquired certain assets of Lingemann's United States subsidiary, Helima-Helvetion International, Inc., based in Duncan, South Carolina, consisting of the automotive aluminum tube business assets, pursuant to an Asset Purchase Agreement, dated July 1, 1996. The aggregate purchase price under both agreements is approximately US $31 million, plus transaction fees and expenses. A portion of the purchase price was placed in escrow to cover post-closing adjustments and possible claims as specified in the agreements.

         The aggregate purchase price was arrived at by arm's-length negotiations between the Company and Lingemann. There was no material relationship between Lingemann and the Company or any of the Company's affiliates, directors or officers, or any associate of any director or officer of the Company. The Company financed payment of the purchase price with cash on hand and borrowings available to it pursuant to the terms of its Credit Agreement, dated as of October 21, 1994, as amended, among the Company and Citicorp USA, Inc., as Administrative Agent for the Lenders named therein.

         The Company's press release issued July 10, 1996 regarding these transactions is attached as an exhibit to this report and is incorporated herein by reference.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable to provide the information called for herein at the time this report is being filed. Such information will be filed as soon as practicable, but not later than sixty (60) days after the date upon which this report is required to be filed.

         (B)      PRO FORMA FINANCIAL INFORMATION.

         It is impracticable to provide the information called for herein at the time this report is being filed. Such information will be filed as soon as practicable, but not later than sixty (60) days after the date upon which this report is required to be filed.

         (C)      EXHIBITS.

             Exhibit No.                       Description

                2(g) Share Purchase Agreement, dated as of June 28, 1996, between the Company's subsidiary, GUVAB Gesellschaft fur

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                               Unternehmensbeteililgungen und
                               Vermogensverwaltung im aluminiumverarbeitenden
                               Bereich mbH ("GUVAB"), and Lingemann.

                2(h) Asset Purchase Agreement, dated as of July 1, 1996, among the Company's subsidiary, HHI Acquisition Corp., Lingemann, and Helima-Helvetion International, Inc.

                4(g) Fourth Amendment to Credit Agreement, dated as of June 21, 1996, among the Company, the institutions from time to time parties thereto as Lenders, the institutions from time to time parties thereto as Issuing Banks, Citicorp USA, Inc. and Pearl Street L.P., as Co-Agents, and Citicorp USA, Inc., as Administrative Agent.

                 20            Press release of the Company issued July 10,
                               1996.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INSILCO CORPORATION


Date:    July 24, 1996            By:  /s/ Kenneth H. Koch
                                       -------------------------
                                       Kenneth H. Koch, Vice President, General
                                       Counsel, and Secretary


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                                  EXHIBIT INDEX


Exhibit No.                         Description                             Page

   2(g)           Share Purchase Agreement, dated as of June 28,
                  1996, between GUVAB and Lingemann.

   2(h)           Asset Purchase Agreement, dated as of July 1,
                  1996, among HHI Acquisition Corp., Lingemann, and Helima-Helvetion International, Inc.

   4(g) Fourth Amendment to Credit Agreement, dated as of June 21, 1996, among the Company, the institutions from time to time parties thereto as Lenders, the institutions from time to time parties thereto as Issuing Banks, Citicorp USA, Inc. and Pearl Street L.P., as Co-Agents, and Citicorp
                  USA, Inc., as Administrative Agent.

    20            Press release of the Company issued July 10,
                  1996.


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